                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              PEC ISRAEL ECONOMIC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                        PEC ISRAEL ECONOMIC CORPORATION
                               -----------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 3, 1997
                               -----------------

To the Shareholders of PEC ISRAEL ECONOMIC CORPORATION:

    The Annual Meeting of Shareholders of PEC Israel Economic Corporation will be held at 511 Fifth Avenue, 17th Floor, New York, New York on June 3, 1997 at 2:00 P.M., for the following purposes:

        1. To elect 11 directors for the ensuing year;

        2. To transact such other business as may properly come before the meeting.

    The close of business on April 18, 1997 has been fixed as the record date for the meeting. All holders of common stock at such date will be entitled to vote at the meeting.

                                            By Order of the Board of Directors,

                                                        JAMES I. EDELSON,
                                                  EXECUTIVE VICE PRESIDENT AND
                                                            SECRETARY

New York, New York
April 30, 1997

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

                        PEC ISRAEL ECONOMIC CORPORATION
                     511 FIFTH AVENUE, NEW YORK, N.Y. 10017
                                PROXY STATEMENT
                               -----------------

    The accompanying form of proxy is solicited on behalf of the Board of Directors of PEC Israel Economic Corporation ("PEC" or the "Company") for use at the annual meeting to be held June 3, 1997. Proxies in the accompanying form which are properly executed and duly returned to PEC and not revoked will be voted as directed. Proxies may be revoked at any time before they are voted by delivery of a written notice of revocation or a subsequent proxy, or by announcing such revocation at the meeting. Under Maine law and the Company's Articles of Incorporation and By-Laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. Shares represented by proxies or ballots withholding votes from one or more directors will not be counted in the election of that director but will be counted for purposes of determining a quorum.

    The only securities which are entitled to vote at the meeting are the shares of common stock of PEC, each share of which has one vote. Only shareholders of record at the close of business on April 18, 1997 are entitled to vote at the meeting. As of April 18, 1997, there were outstanding and entitled to vote 18,508,388 shares of PEC common stock. This proxy statement is being distributed to the shareholders commencing on or about April 30, 1997.

    As of April 18, 1997, IDB Development Corporation Ltd. ("IDB Development") owned 13,193,592 shares of PEC common stock, representing approximately 71.3% of the outstanding shares. Approximately 71% of the voting securities of IDB Development are owned by IDB Holding Corporation Ltd. ("IDB Holding"). For information concerning these shareholdings and persons who, by reason of their relationships to IDB Holding, may also be deemed to be beneficial owners of these shares, see "Information as to Share Ownership."

                             ELECTION OF DIRECTORS

    At the meeting, management will present a proposal to elect as directors the 11 nominees named below for the term of one year, and until their respective successors have been elected and qualified. All of the nominees other than Mr. Alan R. Batkin are currently serving as Directors of PEC for terms expiring in June 1997. It is intended (unless such authority is withheld) that votes will be cast pursuant to proxies hereby solicited for the nominees named below. If for any presently unknown reason any of the nominees are unable to serve as a director, another person or persons who may be nominated will be voted for at the discretion of the proxy holders.

    The following chart sets forth certain information with respect to each of the nominees, including beneficial ownership of PEC common stock as of April 18, 1997.

NOMINEES FOR ELECTION

                                                                                                 NUMBER AND PERCENTAGE OF
                   NAME, PRINCIPAL OCCUPATIONS                                   YEAR FIRST     SHARES OF PEC COMMON STOCK
                       DURING LAST 5 YEARS;                                       BECAME A       BENEFICIALLY OWNED AS OF
                       OTHER DIRECTORSHIPS*                             AGE       DIRECTOR           APRIL 18, 1997**
------------------------------------------------------------------      ---      -----------  ------------------------------
RAPHAEL RECANATI, Chairman, PEC Israel Economic Corporation;                73         1962       13,193,592  --71.3%(1)
  President, Finmar Equities Co., Shipping and Finance; Chairman
  and Managing Director, IDB Holding and IDB Development;
  Director, Discount Investment Corporation Ltd. and Overseas
  Shipholding Group, Inc.(3)

FRANK J. KLEIN, President, PEC Israel Economic Corporation since            54         1994            1,200
  January 1, 1995; Director, Elron Electronic Industries Ltd.,
  Level 8 Systems, Inc. and Scitex Corporation Ltd.; For more than
  20 years prior to 1995, an officer of Israel Discount Bank of
  New York (Executive Vice President from December 1985 to
  December 1994)

ROBERT H. ARNOW, Chairman of the Board, Weiler Arnow Mgt. Co.,              72         1988            3,900
  Inc., Real Estate

ALAN R. BATKIN, Vice Chairman, Kissinger Associates, Inc.,                  52           --            1,000
  Geopolitical Consultants; Director, Hasbro, Inc.

JOSEPH CIECHANOVER, President, Atidim-Etgar Nihul Kranot B.M.,              63         1980            2,000
  General Partner, Investments; Chairman, El Al Israel Airlines
  Ltd.; Director, IDB Holding and IDB Development; From 1980
  through 1994, President, PEC Israel Economic Corporation

ELIAHU COHEN, Chairman of the Executive Committee of IDB Holding            64         1995              -0-  (2)
  since November 1996; Joint Managing Director of IDB Development;
  Director of Discount Investment Corporation Ltd.; For more than
  10 years prior to November 1996, Joint Managing Director of IDB
  Holding

ALAN S. JAFFE, Partner, Proskauer Rose Goetz &                              57         1995              -0-
  Mendelsohn LLP, Attorneys, counsel to PEC

HERMANN MERKIN, Member, New York Stock Exchange, Inc. and American          89         1966            5,000
  Stock Exchange, Inc.; Director, IDB Holding and Discount
  Investment Corporation Ltd.

                                                                                                 NUMBER AND PERCENTAGE OF
                   NAME, PRINCIPAL OCCUPATIONS                                   YEAR FIRST     SHARES OF PEC COMMON STOCK
                       DURING LAST 5 YEARS;                                       BECAME A       BENEFICIALLY OWNED AS OF
                       OTHER DIRECTORSHIPS*                             AGE       DIRECTOR           APRIL 18, 1997**
------------------------------------------------------------------      ---      -----------  ------------------------------
HARVEY M. MEYERHOFF, Chairman, Magna Holdings, Inc., Investments            70         1985           10,400

OUDI RECANATI, Vice Chairman, PEC Israel Economic Corporation;              47         1996              -0-
  Joint Managing Director of IDB Holding since November 1996;
  Chairman, Y.L.R. Capital Markets Ltd., Investment Banking;
  Chairman, Discount Investment Corporation Ltd.; Director, IDB
  Development and Overseas Shipholding Group, Inc.(3)

ALAN S. ROSENBERG, Private Investor; From 1967 through 1994,                67         1992            5,000  (4)
  Partner, Proskauer Rose Goetz & Mendelsohn LLP, Attorneys,
  counsel to PEC

------------------------

(1) Represents shares of PEC common stock as to which Mr. Raphael Recanati may be deemed to share voting and dispositive power. See "Information as to Share Ownership."

(2) Mr. Cohen owns options to acquire 68,560 Ordinary "A" Shares of NIS 1.00 each of IDB Development, of which options to acquire 40,350 shares are exercisable until May 11, 1998 and options to acquire 28,210 shares are exercisable until July 10, 1998.

(3) Mr. Oudi Recanati is a son of Mr. Raphael Recanati.

(4) Includes 1,000 shares of PEC common stock owned by Mr. Rosenberg's wife. Mr. Rosenberg disclaims beneficial ownership of these shares.

* IDB Development and IDB Holding are parent companies of PEC. Discount Investment Corporation Ltd., Elron Electronic Industries Ltd., Level 8 Systems, Inc. and Scitex Corporation Ltd. are or may be deemed to be affiliates of PEC.

** Except as indicated for Mr. Raphael Recanati, none of the nominees beneficially owns as much as 1% of the common stock of PEC. Except as indicated for Messrs. Recanati and Rosenberg, the amounts shown represent shares of PEC common stock as to which the person has sole voting and dispositive power. Five nominees for election to the Board of Directors are presently members of the Board of Directors of IDB Holding. Except for Mr. Raphael Recanati, none of these five nominees are considered by PEC to share voting and dispositive power with respect to the shares of PEC beneficially owned by IDB Holding.

    As of April 18, 1997, there were 37,666,364 Ordinary Shares of NIS 5.00 each of IDB Holding issued and outstanding. One NIS (New Israel Shekel) was equivalent to approximately $.29 on April 18, 1997. As of April 18, 1997, Mr. Ciechanover beneficially owned 500 Ordinary Shares of IDB Holding, Mr. Cohen beneficially owned 1,700 Ordinary Shares of IDB Holding, Mr. Merkin beneficially owned 20,865 Ordinary Shares of IDB Holding, and Mr. Recanati may be deemed to have shared the power to vote or direct the disposition of (and therefore to have beneficially owned) 19,761,350.2 Ordinary Shares of IDB Holding (52.5% of the outstanding Ordinary Shares).

    Following a lengthy trial in Israel of 22 defendants, including IDB Holding, the four largest Israeli banks, and members of their senior managements, IDB Holding, all the banks, including Israel Discount Bank Limited ("IDBL") of which IDB Holding was the parent, and all the management-defendants were convicted by a district court of contravening certain provisions of that country's laws in connection with activities that arose out of a program related to the regulation of bank shares prior to 1984. Messrs. Raphael Recanati, Eliahu Cohen and Oudi Recanati, who were among the management-defendants, and IDB Holding categorically denied any wrongdoing and appealed to the Supreme Court of Israel, which found that the share regulation had been authorized and encouraged by high officials of the Israeli Government, overturned the principal count of the indictments of the management-defendants, and acquitted IDB Holding of all charges. The Court left standing the lower court's finding that Messrs. Raphael Recanati and Eliahu Cohen, who were principal executive officers of IDBL, and Mr. Oudi Recanati, who was a member of that bank's senior management, caused improper advice to be given in connection with the sale of securities and that Messrs. Raphael Recanati and Eliahu Cohen caused false entries in corporate documents, in contravention of Israeli laws. None of the activities in question, which occurred more than 13 years ago, relate to or involve PEC or its business in any way.

    Messrs. Raphael Recanati, Cohen and Rosenberg are the present members of the Nominating Committee which recommends persons to the Board of Directors for nomination as members of the Board of Directors and election as officers of PEC. The Nominating Committee had one meeting during 1996, at which time its members were Messrs. Merkin and Raphael Recanati. The Nominating Committee will consider nominees recommended by shareholders. Recommendations should be submitted in writing to the Secretary of PEC prior to December 31 in each year. PEC has a Compensation Committee of the Board whose principal functions are to determine the salaries, bonuses and other compensation, if any, to be paid to the officers of PEC. The present members of the Compensation Committee, which held one meeting in early January 1997 and did not meet in 1996, are Messrs. Raphael Recanati, Cohen and Meyerhoff. PEC also has an Audit Committee of the Board. The principal functions of the Audit Committee are to recommend the independent auditors for the Company, review the planned scope and results of audits and other services performed by the auditors, review the auditors' recommendations with regard to internal controls of the Company and review and make recommendations to the Board of Directors with respect to financial and accounting matters generally. The present members of the Audit Committee are Messrs. Jaffe and Rosenberg. The Audit Committee held one meeting in 1996, at which time its members were Messrs. Merkin and Rosenberg. PEC also has a Pension Committee of the Board. The principal functions of the Pension Committee are to administer the Employees' Retirement Plan of PEC and the investment of its assets. The present members of the Pension Committee are Messrs. Klein and Rosenberg. During 1996, the Pension Committee held one meeting. Three meetings of the Board of Directors and six meetings of the Executive Committee of the Board of Directors were held in 1996. The present members of the Executive Committee are Messrs. Raphael Recanati, Oudi Recanati and Klein. All members of the Board of Directors, except Messrs. Arnow, Ciechanover, Cohen, Cukierman, Meyerhoff, and Oudi Recanati attended during 1996 at least 75% of the meetings of the Board of Directors and the Committees on which they serve.

    Directors of the Company serve in that capacity without compensation.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid to, or earned by, the executive officers of the Company during each of the Company's last three fiscal years:

SUMMARY COMPENSATION TABLE

                                                                               ANNUAL COMPENSATION
                                                                             ------------------------     ALL OTHER
     NAME AND PRINCIPAL POSITION                                    YEAR     SALARY ($)    BONUS ($)   COMPENSATION ($)
----------------------------------------------------------------  ---------  -----------  -----------  ----------------
Frank J. Klein..................................................       1996     420,000       53,000         220,025(1)
  President                                                            1995     400,000       53,000         159,354(1)

James I. Edelson................................................       1996     205,000       15,000           8,835(2)
  Executive Vice President, Secretary and General Counsel              1995     195,000       10,000           6,240(3)
                                                                       1994     185,000       10,000           1,476(4)

William Gold....................................................       1996     165,000        5,000           8,691(2)
  Treasurer                                                            1995     160,000       10,000           6,240(3)
                                                                       1994     155,000       10,000           1,476(4)

--------------

(1) Consists of $209,353 and $150,361 that the Company expensed in 1996 and 1995, respectively, pursuant to the supplemental retirement arrangement described below, $3,922 and $4,373 of insurance premiums paid by the Company in 1996 and 1995, respectively, for term life insurance and $6,750 and $4,620 of matching contributions by the Company in 1996 and 1995, respectively, under its Savings and Investment Plan.

(2) Consists of $6,750 of matching contributions by the Company under its Savings and Investment Plan and $2,085 and $1,941 of insurance premiums paid by the Company for term life insurance for Messrs. Edelson and Gold, respectively.

(3) Consists of $4,620 of matching contributions by the Company under its Savings and Investment Plan and $1,620 of insurance premiums paid by the Company for term life insurance.

(4) Represents the amount of insurance premiums paid by the Company for term life insurance.

    Messrs. Klein, Edelson and Gold are participants in the Employees' Retirement Plan of PEC. Under the Employees' Retirement Plan, an employee is entitled to annual benefits equal to 2% of (a) his average salary for the five highest consecutive years of credited service preceding retirement or (b) $150,000 for 1996, whichever is lower, multiplied by the number of years of credited service and without reduction for Social Security benefits received. Mr. Klein has 29 years of credited service, all but two years of which is service with a former affiliated employer (for which he received benefits under that employer's plan which offset and reduce the payments due under the PEC
Plan). Messrs. Edelson and Gold currently have 5 years and 29 years, respectively, of credited service.

    The following table sets forth the estimated annual pension payable under the Employees' Retirement Plan upon retirement at age 65, to employees at various salary levels and in representative years-of-service classifications:

 AVERAGE               ESTIMATED ANNUAL PENSION
   PAST      BASED ON YEARS OF CREDITED SERVICE AT AGE 65
  ANNUAL    ----------------------------------------------
  SALARY     10 YEARS    20 YEARS    30 YEARS    40 YEARS
----------  ----------  ----------  ----------  ----------
$  125,000  $   25,000  $   50,000  $   75,000  $  100,000
   150,000      30,000      60,000      90,000     120,000
   175,000      35,000      70,000     105,000     140,000
   200,000      40,000      80,000     120,000     160,000
   225,000      45,000      90,000     135,000     180,000
   250,000      50,000     100,000     150,000     200,000
   300,000      60,000     120,000     180,000     240,000
   350,000      70,000     140,000     210,000     280,000
   400,000      80,000     160,000     240,000     320,000
   450,000      90,000     180,000     270,000     360,000
   500,000     100,000     200,000     300,000     400,000

The annual pension payable to any employee under the Employees' Retirement Plan may not exceed the limitations imposed for qualified plans under Federal law (currently $125,000). However, under a supplemental arrangement made with Mr. Klein, he will be entitled to receive a lump sum equivalent of additional annual benefits equal to 1 1/2% of his average salary and bonus for the five highest consecutive years of credited service preceding retirement (without any limitation as to amount) multiplied by the number of years of credited service reduced by his annual pension under the Employees' Retirement Plan (and further reduced by retirement benefits from his former employer). For purposes of these calculations, Mr. Klein's prior service with his former employer is included in credited service.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the levels of compensation for the executive officers of the Company. Its members are Raphael Recanati, Chairman, and Eliahu Cohen and Harvey M. Meyerhoff, none of whom is a current or former employee of the Company. Each year the Committee evaluates PEC's compensation paid to its executive officers.

    COMPENSATION PHILOSOPHY

    The executive compensation philosophy of the Company is to provide competitive levels of compensation that reward corporate and individual performance and assist the Company in attracting, retaining and motivating highly qualified executives. There is no specific formula pursuant to which any executive officer's compensation is established or adjusted. In setting executive officer salaries and bonuses, the Committee considered the recommendations of Mr. Klein, the Committee's own subjective evaluations of the performance of those officers, the respective officers' length of service to the Company, and the many duties performed by the Company's executive officers because of the Company's small staff. The Committee also considered the Company's performance, emphasizing performance over a period of several years rather than a single year because PEC's business philosophy is to acquire interests in companies that have attractive long-term growth potential even though such investments may not offer current cash returns. The Committee did not give particular weight to or quantify any one or more particular performance factors.

    COMPONENTS OF COMPENSATION

    Compensation paid to the named executive officers, as reflected in the foregoing Summary Compensation Table, consists primarily of base salary and bonus. The amount of the employee's salary and bonus is a function of the employee's officer position as well as individual performance and length of service to the Company. In evaluating the Company's executive compensation levels, the Committee reviewed information drawn from a variety of sources, including published survey data, information gleaned from the media, and the Company's own experience in recruiting and retaining executives.

    BENEFIT PLANS

    At various times in the past, the Company has adopted certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria. Such plans include savings and investment (Section 401(k)), retirement and life and health insurance plans.

    COMPENSATION OF THE PRESIDENT

    Mr. Klein's 1996 compensation is based on the same factors as are described above for all executive officers pursuant to the Company's executive compensation philosophy. Mr. Klein's compensation in 1996 reflects his personal involvement in most of the companies in which PEC has equity holdings, the Committee's subjective evaluation of Mr. Klein's contribution to the business and management of the Company, and his experience as the Executive Vice President of the Company from 1977 through 1991 and as an executive officer for more than 20 years of the 14th largest commercial bank in New York State in terms of deposits.

    Section 162(m) of the Internal Revenue Code makes certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. At this time, it is not anticipated that any executive officer of the Company will receive any such compensation in excess of the limit in 1997. Therefore, to date, the Board of Directors has not taken any action with respect to this limit. The Board of Directors will continue to monitor this situation and will take appropriate action if it is warranted in the future.

    The report of the Committee shall not be deemed to be "soliciting material" or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "1933 Act"), or under the Securities Exchange Act of 1934, as amended (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                            Compensation Committee:
                           Raphael Recanati, CHAIRMAN
                                  Eliahu Cohen
                              Harvey M. Meyerhoff

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Raphael Recanati is Chairman of the Company and is Chairman of the Compensation Committee. Mr. Recanati is not an employee of the Company and does not receive any compensation from the Company. Mr. Recanati is Chairman and Managing Director of IDB Holding and IDB Development.

    IDB Development and a subsidiary of PEC are parties to an agreement under which IDB Development provides advisory and other services, including accounting services and obtaining and compiling financial information and reports, for an annual fee of $130,000. PEC has an agreement with a subsidiary of IDB Development, which was amended in 1996, under which each party provides administrative services to the other party and offers the other party equal participation in business opportunities for a fee of 2 1/2% of the equity and, as a result of the amendment in 1996, long-term debt, invested by the paying party in business opportunities initiated or initially presented by the other party. In 1996, PEC paid the subsidiary of IDB Development approximately $134,000 under this agreement. PEC has made investments in and loans to affiliates of IDB Holding.

PERFORMANCE GRAPH

    The following graph compares for the five fiscal years beginning January 1, 1992 the yearly change in the year end stock price of PEC with the cumulative total return (change in year end stock price plus reinvested dividends) of the Standard & Poor's 500 Stock Index and an index composed of American Israeli Paper Mills Limited (an Israeli industrial company), Ampal American Israel Corporation (an American holding company that acquires interests in companies located in Israel or related to Israel), Elron Electronic Industries Ltd. (an Israeli holding company which is an affiliate of PEC that acquires interests in high technology companies located in Israel or related to Israel), Etz Lavud Ltd. (an Israeli industrial company) and Israel Land Development Company Ltd. (an Israeli company that engages in the development and rental of real estate, hotel management, insurance and publishing and other commercial media business) (the "Peer Group Index"), all of which are publicly traded in the United States.

                          FIVE YEAR CUMULATIVE RETURN*
                 PEC, S&P 500 STOCK INDEX AND PEER GROUP INDEX
                         ($100 INVESTED ON 12/31/1991)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            PEC Israel Economic Corp.     S&P 500     Peer Group Index
                12/31/91                      100.000     100.000              100.000
                12/31/92                      184.298     107.608              131.699
                12/31/93                      206.612     118.406              199.942
                12/31/94                      188.430     120.013              115.270
                12/31/95                      159.504     164.952              102.514
                12/31/96                      110.744     202.725              121.414

------------------------

* Assumes that the value of the investment in the Company's common stock and each index was $100 on December 31, 1991 and that all dividends were reinvested. The Peer Group Index has been weighted based on market capitalization. In accordance with rules of the Securities and Exchange Commission ("SEC"), the Company's performance graph does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act.

                       INFORMATION AS TO SHARE OWNERSHIP

    The following table shows, as of April 18, 1997, the number of shares of PEC common stock owned by the executive officers named in the Summary Compensation Table (other than Frank J. Klein whose holdings of PEC common stock are listed under "Election of Directors") and by all directors and executive officers as a group.

                                                          NUMBER AND PERCENTAGE
                                                         OF SHARES OF PEC COMMON
                                                           STOCK BENEFICIALLY
              NAME OF BENEFICIAL OWNER                 OWNED AS OF APRIL 18, 1997
----------------------------------------------------  -----------------------------
James I. Edelson....................................            2,000(1)
William Gold........................................            1,000(1)
Directors and Executive Officers as a Group               13,230,092--71.5%(2)

------------------------

(1) None of the executive officers beneficially owns as much as 1% of the outstanding common stock of PEC. The amount shown for Mr. Gold includes 500 shares of PEC common stock owned by Mr. Gold's wife. Mr. Gold disclaims beneficial ownership of these shares. Except as indicated for Mr. Gold, the amounts shown represent shares of PEC common stock as to which the person has sole voting and dispositive power.

(2) Persons who are directors or executive officers have sole power to vote and direct the disposition of 35,000 shares (less than 1% of the outstanding shares of the Company) and share with other persons the power to vote and direct the disposition of 13,195,092 shares (71.3% of the outstanding shares).

    Set forth below are the names and addresses of those entities or persons that are known by the Company to own beneficially more than 5% of the shares of PEC common stock, as reported to the Company.

    As of April 18, 1997, IDB Development Corporation Ltd., "The Tower", 3 Daniel Frisch Street, Tel Aviv, Israel, directly owned 13,193,592 shares of PEC common stock, constituting 71.3% of the outstanding PEC common stock. IDB Holding, which owns approximately 71% of the voting securities of IDB Development and has the same address as IDB Development, may, by reason of such holdings, be deemed the beneficial owner of the PEC common stock held by IDB Development. Accordingly, IDB Holding may be deemed a beneficial owner of an aggregate of 13,193,592 shares, or 71.3% of the outstanding PEC common stock. By reason of their positions with and control of voting shares of IDB Holding, Raphael Recanati, of New York, New York, and Eliane Recanati, of Haifa, Israel, who are brother-in-law and sister-in-law, and Leon Recanati, of Tel Aviv, Israel, and Judith Yovel Recanati, of Herzliya, Israel, who are brother and sister, may each be deemed to share the power to direct the voting and disposition of the outstanding shares of PEC common stock owned by IDB Development and may each, under existing regulations of the Securities and Exchange Commission (the "SEC"), therefore be deemed a beneficial owner of these shares. Leon Recanati and Judith Yovel Recanati are the nephew and niece of Raphael Recanati and Eliane Recanati. Companies the Recanatis control hold approximately 52.5% of the outstanding Ordinary Shares of IDB Holding.

    To the best of the Company's knowledge, based on reports filed with the SEC, the only other beneficial owner of more than 5% of the outstanding shares of PEC common stock is Delphi Asset Management, 485 Madison Avenue, New York, New York 10022, which as of December 31, 1996 owned beneficially 1,166,700 shares of PEC common stock, constituting 6.3% of the outstanding shares of PEC common stock. Delphi Asset Management reported in its filing with the SEC that it has sole dispositive power with respect to all of its shares of PEC common stock and sole voting power with respect to 907,200 shares of PEC common stock. According to such SEC filing, the shares mentioned above were acquired in the ordinary course of business and were not acquired for the purpose of or having the effect of changing or influencing the control of the Company nor in connection with or as a participant in any transaction having such purpose or effect.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's directors and officers and all beneficial owners of more than 10 percent of the Company's common stock are required to file reports with the SEC relating to changes in their ownership of the Company's common stock. Mr. Arnow inadvertently filed late two reports on Form 4, in each case covering a purchase in 1996 of 1,000 shares of PEC common stock.

OTHER MATTERS

    Arthur Andersen LLP and Haft & Gluckman LLP were the Company's auditors for 1996 and 1995. On April 16, 1997, the Executive Committee of the Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, selected Price Waterhouse LLP and Haft & Gluckman LLP to be the Company's auditors for 1997. Representatives of all three accounting firms are expected to be present at the meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions. The report of the Company's auditors on the Company's financial statements for 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During and with respect to the past two fiscal years, the Company and Arthur Andersen LLP did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

    The Board of Directors of PEC does not know of any other matters to be brought before the meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment. The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting of Shareholders are being borne by PEC.

1998 SHAREHOLDERS MEETING

    The Board of Directors of PEC will consider proposals intended for inclusion in the proxy materials relating to the next annual meeting of shareholders. These proposals must be submitted to and received at PEC's office no later than December 31, 1997 and must otherwise comply with applicable laws and regulations.

                                          By Order of the Board of Directors,

                                                        JAMES I. EDELSON,
                                                  EXECUTIVE VICE PRESIDENT AND
                                                            SECRETARY

New York, New York
April 30, 1997

   PROXY                                                             PROXY
                      PEC ISRAEL ECONOMIC CORPORATION


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raphael Recanati, Frank J. Klein and James I. Edelson, and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of PEC Israel Economic Corporation held of record by the undersigned on April 18, 1997 at the annual meeting of shareholders to be held on June 3, 1997 or any adjournment thereof.


          (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

                                                                                         PLEASE MARK
                                                                                         YOUR VOTES AS  /X/
                                                                                         INDICATED IN
                                                                                         THIS EXAMPLE

1. ELECTION OF DIRECTORS              R. Recanati, F. Klein, R. Arnow, A. Batkin, J. Ciechanover, E. Cohen, A. Jaffe, H. Merkin
                                      H. Meyerhoff, O. Recanati, A. Rosenberg
     FOR ALL        WITHHOLD
    NOMINEES      AUTHORITY to
  LISTED(except    vote for all       (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's
   as marked to  nominees listed      name on the line provided below.)
  the contrary)
                                      ___________________________________________________________________________________________
      /   /          /   /

2. In their discretion, the Proxies are          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
   authorized to vote upon such other            THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
   business as may properly come before          FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1. If more than one of said
   the meeting.                                  proxies or their substitutes shall be present and vote at said meeting, or any adjournment thereof, a majority of them so present and voting (or if only one be present and vote, then that one) shall have and may exercise all the powers hereby granted.

                                                                PLEASE SIGN BELOW EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE
                                                                HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
                                                                EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                                                                TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE
                                                                NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                                                PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                                DATED __________________________________________________, 1997


                                                                ______________________________________________________________
                                                                Signature


                                                                ______________________________________________________________
                                                                Signature if held jointly

                                                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                                                                THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE WHEN MAILED IN
                                                                THE U.S.A.
---------------------------------------------------------------------------------------------------------------------------------
                                             FOLD AND DETACH HERE



Dear Shareholder:

    Enclosed you will find proxy material relating to the Annual Meeting of Shareholders of PEC Israel Economic Corporation ("PEC") to be held on Tuesday, June 3, 1997. The purposes of the meeting are to elect 11 directors for the ensuing year and to transact such other business as may properly come before the meeting. The Board of Directors of PEC recommends that you vote in favor of the 11 nominees listed in the enclosed proxy statement.

    Whether or not you plan to attend the Annual Meeting, we ask that you complete and promptly return the attached proxy card in the accompanying envelope, which requires no postage if you mail it in the United States.

                                                 Sincerely,



                                             James I. Edelson
                                          Executive Vice President
                                               and Secretary